Exhibit 10 (n)(1)



                    THIRD MODIFICATION AGREEMENT
                    ----------------------------


Date:           Effective December 4, 1998


Bank One:                                    BANK ONE,
                                             TEXAS, NATIONAL
                                             ASSOCIATION, a
                                             national banking
                                             association

Bank One's Address:
1717 Main Street,
3rd Floor
Dallas, Texas  75201

Company:                                     CEC ENTERTAINMENT, INC.
                                             (f/k/a ShowBizPizza Time,
                                             Inc.), a Kansas corporation

Company's Address:                            4441 W. Airport Freeway
                                              Irving, Texas  75062



                      R E C I T A L S:


A. Bank One and Company entered into a loan evidenced, inter alia, by the following documents:

          1. Loan Agreement dated as of June 27,
1995 by and between Company and Bank One for an aggregate loan in the amount of $5,000,000.

          2. Revolving Credit Note dated June 27,
1995 in the original principal amount of $5,000,000 signed by Company and payable to Bank One.


B. Bank One and Company modified the Loan to increase its principal balance to $15,000,000, extend the maturity date to June 15, 1998 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

          1. Modification and Extension Agreement
dated August 1, 1996 by and between Company and Bank One for an aggregate loan in the amount of $15,000,000.

          2. Restated Revolving Credit Note dated
August 1, 1996 in the original principal amount of $15,000,000 signed by Company and payable to Bank One.


C. Bank One and Company modified the Loan to allow for transfer of certain assets and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

          1. Supplemental Agreement ("Supplemental
Agreement") dated as of September 29, 1997 by and between Company and Bank One.

          2. Guarantee Agreement - ShowBiz Nevada,
Inc. dated as of September 29, 1997 made by ShowBiz
Nevada, Inc. in favor of Bank One.

          3.  Guarantee Agreement - ShowBiz
Merchandising, Inc. dated as of September 29, 1997 made by ShowBiz Merchandising, Inc. in favor of Bank One.

          4.  Guarantee Agreement - SPT Properties
Company, Inc. dated as of September 29, 1997 made by SPT
Properties Company, Inc. in favor of Bank One.

          5.  Guarantee Agreement - ShowBiz Cayman
Islands, Inc. dated as of September 29, 1997 made by ShowBiz Cayman Islands, Inc. in favor of Bank One.

D. Bank One and Company modified the Loan to extend the maturity date to June 1, 2000 and make certain other changes in the terms and conditions of the Loan evidenced, inter alia, by the following documents:

          1. Second Modification and Extension
Agreement dated effective June 14, 1998 by and between Company and Bank One for an aggregate loan in the amount of $15,000,000.00.

          2. Second Restated Revolving Credit Note dated effective June 14, 1998 in the original principal amount of $15,000,000.00 signed by Company and payable to Bank One.

E. Bank One is the owner and holder of the Note, Loan Agreement, and other Loan Documents.

F. Company has requested that Bank One (i) modify all Loan Documents to evidence Company's new name "CEC
Entertainment, Inc.", (ii) increase the principal amount of the Note to $30,000,000.00 and (iii) modify certain other terms of the Note or Loan Documents regarding financial reporting or covenants, and Bank One is willing to do so on the terms set out in this Agreement.


IT IS AGREED:

          1. Definitions. The definition of terms used in the Loan Agreement and Supplemental Agreement shall have the same meanings in this Agreement unless otherwise defined. The term "Loan Documents" in Section
1.1 of the Loan Agreement shall be amended to include all the documents described above and this Agreement.

          2. Principal Balance.  Bank One and
Company acknowledge that as of the date hereof the outstanding principal balance of the Note is Zero Dollars
($-0-).


          3.Change of Name.  The definition of
Company in all Loan Documents shall be changed from "ShowBiz Pizza Time, Inc." to "CEC Entertainment, Inc."
to reflect the change of name of the Company adopted by the Company through the action of its shareholders and board of directors on or about June 25, 1998 as filed with the Secretary of State of Kansas by a Certificate of Amendment to the Restated Articles of Incorporation of Company on June 25, 1998.

          4. Revolving Credit Commitment.  The
definition of "Revolving Credit Commitment" in Section
1.1. Defined Terms of the Loan Agreement shall be amended as follows:

          "Revolving Credit Commitment" shall mean an amount equal to Thirty Million and No/100 Dollars
($30,000,000.00) less the Unsecured LC Exposure Amount, as the same may be reduced from time to time or terminated pursuant to Sections 2.4, 2.11 or 9.1 hereof.

          5. Restated Note.  The Note shall be
restated in a form entitled "Third Restated Revolving
Credit Note" which shall state its original principal amount as being Thirty Million and No/100 Dollars
($30,000,000.00) to conform to the amended definition of "Revolving Credit Commitment" stated in this Agreement, a copy of the form is attached as Exhibit "A". The terms
"Note(s)" or "Revolving Credit Note(s)" shall include the Third Restated Revolving Credit Note for all purposes and in all Loan Documents. Bank One shall retain the written instrument evidencing the original Revolving Credit Note dated June 27, 1995 in the original principal amount of $5,000,000, the original Restated Revolving Credit Note dated August 1, 1996 in the original principal amount of $15,000,000, and the original Second Restated Revolving
Credit Note dated effective June 14, 1988 in the original principal amount of $15,000,000, all of which shall be deemed to be superseded by the written instrument evidencing the Third Restated Revolving Credit Note dated on even date with this Agreement in the original principal amount of $30,000,000. Each such superseded note shall be maked "SUPERSEDED BY THE WRITTEN INSTRUMENT
EVIDENCING THE THIRD RESTATED REVOLVING CREDIT NOTE DATED
EFFECTIVE DECEMBER 4, 1998" and copies of such notes will be delivered to Company contemporaneously with the execution of this Agreement.

          6.        Guaranties.  Section 5.2. Conditions
to All Revolving Credit Loans of the Loan Agreement shall be amended by adding the following paragraph and an additional Section 6.13. Guaranty shall be added to the Loan Agreement as follows:

          Section 5.2. Conditions to All Revolving Credit
Loans. (d) If a Guaranty from one or more Subsidiary of the Company is reasonably deemed necessary by Bank One, those Subsidiaries of the Company shall have executed and delivered an unconditional Guaranty of payment and performance, in a form reasonably satisfactory to Bank
One, of all of the Indebtedness or other obligations of the Company arising or incurred by reason of this Agreement.

          Section 6.13. Guaranty. If (i) the Company or any Subsidiary at any time after the Effective Date and prior to the Termination Date shall create or acquire any Subsidiary in any manner whatsoever, and (ii) a Guaranty from any such Subsidiary is reasonably deemed necessary by Bank One, such Subsidiary shall promptly execute a form of Guaranty, in a form reasonably satisfactory to Bank One, guaranteeing the payment and performance of all of the Indebtedness or other obligations of the Company arising or incurred by reason of this Agreement.

          The Company and each Subsidiary and any
Subsidiary created or acquired in the future, acknowledge that there is adequate consideration for the execution of a Guaranty, including but not limited to the continuing availability of the Commitment, and that the foregoing affirmative covenant is a material inducement to Bank One to make the Commitment during the Commitment Period.

          7.   Financial Statements and Other
Information.  Section 6.1. Financial Statements and Other
Information of the Loan Agreement shall be amended by adding the following paragraph as follows:

          (i)  Contingent Liabilities - promptly,
and in any event within thirty (30) days after a Responsible Officer of the Company becomes aware of any Material actual or contingent liability affecting the Company or any of its Subsidiaries and which, is required to be disclosed in accordance with GAAP, a written statement of a Responsible Officer describing the nature, amount and status of such matters and what action the Company or a Subsidiary has taken, is taking, or proposes to take with respect thereto.

          8.  Lease-Backs.  Section 8.7. Lease-
Backs of the Loan Agreement shall be amended and restated as follows:

SECTION 8.7.Lease-Backs.  Notwithstanding the provisions of
Section 8.2 hereof, the Company will not and will not permit any Subsidiary to enter into any arrangements, directly or indirectly, with any Person, whereby the Company or any of its Subsidiaries shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in their respective businesses in connection with the rental or lease of the property so sold or transferred or of other property which the Company or any of its Subsidiaries intends to use for substantially for the same purpose or purposes as the property so sold or transferred. Notwithstanding the foregoing prohibition, the Company or its Subsidiaries may enter into an arrangement commonly referred to as a "Sale and Lease-Back ", directly or indirectly, with any Person, whereby the Company or any of its Subsidiaries shall sell or transfer real or personal property used for a restaurant location or operation for a restaurant utilizing the "Chuck E. Cheese" restaurant theme or another restaurant theme or concept developed or utilized by the Company or any of its Subsidiaries, provided, however that (i) the aggregate amount, value or obligations of or related to such "Sales and Lease-Backs" shall not exceed $10,000,000 at any one time, and (ii) such "Sales and Lease-Backs" shall be used only for real or personal property acquired or constructed by the Company or any of its Subsidiaries on or after December 4, 1998.

          9.  Loans.  An additional Section 8.9.
Company Indebtedness shall be added to the Loan Agreement as follows:

          SECTION 8.9.  Company Indebtedness.  Except for
(i) loans among the Company and its Subsidiaries and Affiliates and (ii) as stated below in this section, on or after October 1, 1998, the Company shall not, and shall not permit any Subsidiary or Affiliate to directly or indirectly, make any loans, otherwise extend credit or make financial accommodations to or for the benefit of any unrelated Person or Persons. The Company or its Subsidiaries or Affiliates may make loans, otherwise extend credit or make financial accommodations to or for the benefit of any unrelated Person or Persons in the ordinary course of business of the Company, Subsidiaries or Affiliates provided that the aggregate of such loans, credit or accommodations to all such Persons shall not exceed $5,000,000 at any one time without the prior written approval of Bank One, which approval may be granted or withheld in the sole discretion of Bank One.


          10.  Acknowledgment of Indebtedness.
Company acknowledges that as of the date of this Agreement, it is well and truly indebted to Bank One pursuant to the terms of the Note, as modified hereby.
Company hereby promises to pay to Bank One the indebtedness evidenced by the Note in accordance with the terms thereof, as modified hereby, and shall observe, comply with, and perform all of the obligations, terms, and conditions under or in connection with the Note and all other Loan Documents.

          11.  Ratification of Loan Documents.
Except as provided herein, the terms and provisions of the Note and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Note, Loan Agreement and the other Loan Documents shall in no way impair the security of the Loan Documents for the payment of the Note. The promissory notes defined herein and in all other Loan
Documents as the "Note" or "Revolving Credit Note(s)" shall hereafter mean the Note as modified by this Agreement. The Loan Agreement, the Note and the other
Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects.

          12.  Ratification by Guarantors.  Each of
ShowBiz Nevada, Inc., a Nevada corporation, ShowBiz
Merchandising, Inc., a Nevada corporation, SPT Properties
Company, Inc., a Nevada corporation, and ShowBiz Cayman
Islands, Inc., a Cayman Islands corporation, ratifies and confirms its respective Guarantee Agreements dated as of September 29, 1997, as being binding and continuing and consent to the terms of this Agreement.

          13.  No Waiver.  Company acknowledges that
the execution of this Agreement by Bank One is not intended nor shall it be construed as (I) an actual or implied waiver of any default under the Note or any other
Loan Document or (ii) an actual or implied waiver of any condition or obligation imposed upon Company pursuant to the Note or any other Loan Document, except to the extent expressly set forth herein.

          14.  Expenses.  Contemporaneously with the
execution and delivery hereof, Company shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation fees and expenses of legal counsel to Bank
One.

          15.  Counterparts.  This Agreement may be
executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument; but in making proof hereof it shall only be necessary to produce one such counterpart.

          16.   Benefit.  The terms and provisions
hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.

          17.   Release and Waiver of Usury Claim.
Company hereby releases Bank One, its successors and assigns, from all claims, demands, liabilities and causes of action which Company may be entitled to assert
(although no such claims are known to exist) against Bank
One by reason of Bank One's contracting, charging or receiving for the use, forbearance or detention of money, interest on the Loan evidenced by the Note prior to the execution of this Agreement in excess of that permitted to be charged to Company under applicable law.

          18.   Release and Waiver of Other Claims.
In consideration of the terms, conditions and provisions of this Agreement and the other benefits received by Company hereunder, Company further hereby releases, relinquishes and forever discharges Bank One, as well as its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys and accountants of and from any and all claims, demands, actions, causes of action of any and every kind or character, whether known or unknown, which Company may have against Bank One and its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys or accountants arising out of or with respect to any and all transactions solely relating to the Note or any renewal thereof, and/or the Loan Documents, but excluding any other transactions between the parties, occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank One and its parent and subsidiary corporations, predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys, or accountants, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the racketeer influenced and corrupt organizations act, intentional or negligent infliction of mental duress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy.

          19.  Construction.  The parties
acknowledge that the parties and their counsel have reviewed and had the opportunity to revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          20.  Entire Agreement.  THIS AGREEMENT,
THE NOTE AND THE WRITTEN LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.


          BANK ONE, TEXAS, National Association

          By:
          Name:     Paul C. Koch
          Title:    Vice President



          CEC ENTERTAINMENT, INC.

          By:
          Name:     Larry G. Page
          Title:    Executive Vice President, Chief
                    Financial Officer and Treasurer


          SHOWBIZ NEVADA, INC.


          By:
          Name:     Don McKechnie
          Title:    Director and President


          SHOWBIZ MERCHANDISING, INC.


          By:
          Name:     Don McKechnie
          Title:    Director and President


          SPT PROPERTIES COMPANY, INC.


          By:
          Name:     Don McKechnie
          Title:    Director and President


          SHOWBIZ CAYMAN ISLANDS, INC.


          By:
          Name:     Don McKechnie
          Title:    Director and President



STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Paul C. Koch, Vice President of
BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, on behalf of said national association.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires:

STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Larry G. Page, Executive Vice
President, Chief Financial Officer and Treasurer of CEC
ENTERTAINMENT, INC., a Kansas corporation, on behalf of said corporation.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires:


STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Don McKechnie, Director and
President of SHOWBIZ NEVADA, INC. a Nevada corporation, on behalf of said corporation.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires:

STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Don McKechnie, Director and
President of SHOWBIZ MERCHANDISING, INC. a Nevada corporation, on behalf of said corporation.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires:


STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Don McKechnie, Director and
President of SPT PROPERTIES COMPANY, INC. a Nevada corporation, on behalf of said corporation.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires:


STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

          This instrument was acknowledged before me on December 10, 1998, by Don McKechnie, Director and
President of SHOWBIZ CAYMAN ISLANDS, INC. a Cayman
Islands corporation, on behalf of said corporation.

                    Notary Public, State of Texas
          (SEAL)

                    (Please Print Name of Notary)

My Commission expires: